UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): June 12, 2009

Omega Protein Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-14003	76-0562134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2105 City West Boulevard Suite 500 Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

(713) 623-0060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Under the 2006 Long-Term Incentive Plan (the “Plan”) of Omega Protein Corporation (the “Company”), on each date of the Company’s Annual Meeting of Stockholders, each Outside Director (as defined in the Plan) receives an automatic stock option grant under the Plan to purchase a number of shares of the Company’s common stock at fair market value on the date of the grant. The number of option shares is determined by the Board of Directors and is currently set at 10,000.

The Company’s 2009 Annual Meeting of Stockholders was held on June 12, 2009. Accordingly, each Outside Director (Dr. Gary L. Allee, Gary R. Goodwin, Paul M. Kearns, Dr. William E. M. Lands and Harry O. Nicodemus IV) received a stock option grant pursuant to the Plan for 10,000 shares of Common Stock. These non-qualified stock options vest six months and one day after the date of the grant and have an exercise price of $4.77 per share, the fair market value of the Common Stock on the date of grant.

Effective as of June 12, 2009, Barton J. Shacklock, age 57, was promoted from Director of Human Resources of the Company to Vice President – Human Resources of the Company. Mr. Shacklock has served as Director of Human Resources of the Company since May 2007, and as Director of Staffing of the Company from August 2006 to May 2007. Prior thereto, Mr. Shacklock served since 1992 as Manager of Recruitment and Employment Worldwide for Tidewater Marine, Inc., a vessel operations company serving the offshore oil and gas industry.

Item 8.01.	Other Events

On June 12, 2009, the Company held its 2009 Annual Meeting of Stockholders. At that meeting, stockholders re-elected two Class II Directors: Harry O. Nicodemus IV and Gary R. Goodwin. The Class II Directors’ terms expire at the 2012 Annual Meeting of Stockholders.

At the meeting, stockholders also ratified the appointment of PricewaterhouseCoopers, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

Item 9.01	Financial Statements and Exhibits

a. Financial Statements of Businesses Acquired.

None.

b. Pro Forma Financial Information

None.

c. Shell Company Transactions

None.

d. Exhibits

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Dated: June 15, 2009.	/s/ John D. Held
John D. Held
Executive Vice President, General Counsel and Secretary